0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Privat e Equ ity Real Esta te Strate gic Initi atives BUSINES S SECTOR PALETTE GENERA L PALE TTE Earnings Presentation Third Quarter 2021 Exhibit 99.2

0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Privat e Equ ity Real Esta te Strate gic Initi atives BUSINES S SECTOR PALETTE GENERA L PALE TTE 2 Important Notice This presentation is prepared for Ares Management Corporation (NYSE: ARES) for the benefit of its public stockholders. This presentation is solely for information purposes in connection with evaluating the business, operations and financial results of Ares Management Corporation (“Ares”) and certain of its affiliates. Any discussion of specific Ares entities is provided solely to demonstrate such entities’ role within the Ares organization and their contribution to the business, operations and financial results of Ares. This presentation may not be referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by Ares. This presentation contains “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Forward-looking statements can be identified by the use of forward-looking words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "predicts," "intends," "plans," "estimates," "anticipates," "foresees" or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of Ares, including but not limited to the impact of the COVID-19 pandemic and the pandemic's impact on the U.S. and global economy, as well as those described in the “Risk Factors” section of our filings with the Securities and Exchange Commission (“SEC”). These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in our periodic filings. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. Ares assumes no obligation to update or revise any such forward-looking statements except as required by law. Certain information discussed in this presentation was derived from third party sources and has not been independently verified and, accordingly, Ares makes no representation or warranty in respect of this information and assumes no responsibility for independent verification of such information. The following slides contain summaries of certain financial and statistical information about Ares. The information contained in this presentation is summary information that is intended to be considered in the context of Ares’ SEC filings and other public announcements that Ares may make, by press release or otherwise, from time to time. Ares undertakes no duty or obligation to publicly update or revise these statements or other information contained in this presentation. In addition, this presentation contains information about Ares, its affiliated funds and certain of their respective personnel and affiliates, and their respective historical performance. You should not view information related to the past performance of Ares and its affiliated funds as indicative of future results. Certain information set forth herein includes estimates and targets and involves significant elements of subjective judgment and analysis. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized. Further, certain performance information, unless otherwise stated, is before giving effect to management fees, carried interest or incentive fees and other expenses. This presentation does not constitute, and shall not be construed as, an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities, investment funds, vehicles or accounts, investment advice, or any other service by Ares of any of its affiliates or subsidiaries. Nothing in this presentation constitutes the provision of tax, accounting, financial, investment, regulatory, legal or other advice by Ares or its advisors. Management uses certain non-GAAP financial measures, including Assets Under Management, Fee Paying Assets Under Management, Fee Related Earnings and Realized Income to evaluate Ares’ performance and that of its business segments. Management believes that these measures provide investors with a greater understanding of Ares’ business and that investors should review the same supplemental non-GAAP financial measures that management uses to analyze Ares’ performance. The measures described herein represent those non-GAAP measures used by management, in each case, before giving effect to the consolidation of certain funds within its results in accordance with GAAP. These measures should be considered in addition to, and not in lieu of, Ares’ financial statements prepared in accordance with GAAP. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in the Appendix. Amounts and percentages may reflect rounding adjustments and consequently totals may not appear to sum. For the definitions of certain terms used in this presentation, please refer to the "Glossary" slide in the appendix. The statements contained in this presentation are made as of September 30, 2021, unless another time is specified in relation to them, and access to this presentation at any given time shall not give rise to any interpretation that there has been no change in the facts set forth in this presentation since that date.

0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Privat e Equ ity Real Esta te Strate gic Initi atives BUSINES S SECTOR PALETTE GENERA L PALE TTE 3 Assets Under Management Financial Results Corporate Actions Recent Developments Third Quarter 2021 Highlights 1. Net inflows represents gross capital commitments less redemptions. 2. Unconsolidated management fees includes $11.1 million from Consolidated Funds that are eliminated upon consolidation for GAAP for Q3-21 and excludes management fees attributable to certain joint venture partners. Unconsolidated other fees represents $13.3 million for Q3-21 and excludes administrative fees that are presented as a reduction to respective expenses and administrative fees attributable to certain joint venture partners. 3. Payable on December 31, 2021 to shareholders of record as of December 17, 2021. ∙ Total Assets Under Management (“AUM”) of $282.0 billion ∙ Total Fee Paying AUM (“FPAUM”) of $172.7 billion ∙ Available Capital of $85.8 billion ∙ AUM Not Yet Paying Fees available for future deployment of $50.3 billion ∙ Raised $20.7 billion in gross new capital with net inflows(1) of $20.4 billion ∙ Capital deployment of $19.6 billion, including $11.0 billion by our drawdown funds ∙ Q3-21 GAAP net income attributable to Ares Management Corporation of $84.7 million ∙ Q3-21 GAAP basic earnings per share of Class A and non-voting common stock of $0.49 and diluted earnings per share of Class A and non-voting common stock of $0.45 ∙ Q3-21 GAAP management fees of $448.3 million ∙ Q3-21 unconsolidated management and other fees of $467.2 million(2) ∙ Q3-21 Fee Related Earnings of $182.3 million ∙ Q3-21 Realized Income of $198.9 million ∙ Q3-21 after-tax Realized Income of $0.62 per share of Class A and non-voting common stock ∙ Declared quarterly dividend of $0.47 per share of Class A and non-voting common stock(3) ∙ On July 1, 2021, Ares completed the acquisition of Black Creek Group’s U.S. real estate investment advisory and distribution business (“Black Creek”), increasing AUM by $15.1 billion as of Q3-21. Black Creek is a leading real estate investment management firm that manages core and core-plus real estate strategies across two non-traded Real Estate Investment Trusts (“REIT”) and various institutional fund vehicles. Upon completion of the acquisition, Black Creek’s results are presented within the Real Estate Group. ∙ In October 2021, Ares held the final closing of its second U.S. junior capital direct lending fund, Ares Private Credit Solutions II, L.P. (“PCS II”), bringing total commitments to $5.1 billion. Q2 #s AUM - 158 FPAUM - 105 AC - 39 AUM NYPF 25 Raised 9B, net inflow 8B Deployment 6B NI - 56 EPS - 0.36 and 0.35 GAAP mgmt fees - 267 unconsol mgmt/other - 282 FRE - 97 RI - 115 RI per share - 0.39

4 Gross New Capital Commitments(1) 1. Represents gross new capital commitments during the period presented, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts. Commitments denominated in currencies other than U.S. dollar have been converted at the prevailing quarter-end exchange rate. $ in billions Q3 2021 Comments Credit Group U.S. Direct Lending $7.0 Primarily new and additional equity and debt commitments to various funds, including new commitments of $4.4 billion for the second U.S. senior direct lending fund and new commitments of $0.8 billion for PCS II ARCC and affiliates 0.7 Additional debt and equity commitments to ARCC and affiliates Alternative Credit 3.2 New and additional equity commitments to various funds, including new commitments of $1.6 billion for our first open-end core alternative fund European Direct Lending 2.0 New equity and debt commitments to various funds CLOs 1.0 Closed two new U.S. CLOs Other Credit Funds 1.0 Additional equity and debt commitments to various funds Total Credit Group $14.9 Private Equity Group Corporate Private Equity $1.5 Final equity commitments for Ares Corporate Opportunities Fund VI, L.P. (“ACOF VI”), bringing total commitments to $5.7 billion Special Opportunities 0.4 New equity and additional debt commitments Infrastructure and Power 0.3 Additional equity commitments Total Private Equity Group $2.2 Real Estate Group European Equity $1.0 Primarily final equity commitments for Ares European Property Enhancement Partners III, SCSp. (“EPEP III”) of $0.6 billion, bringing total commitments to $1.7 billion U.S. Equity 0.8 Primarily additional capital raised for the Black Creek funds U.S. Debt 0.5 Additional equity and debt commitments to various funds Total Real Estate Group $2.3 Secondary Solutions Group Private Equity Secondaries $1.1 New equity commitments Total Secondary Solutions Group $1.1 Strategic Initiatives Asian Secured Lending $0.1 Final equity commitments for SSG Secured Lending Opportunities III, L.P. (“SLO III”), bringing total commitments to $1.6 billion Insurance 0.1 Additional equity commitments Total Strategic Initiatives $0.2 Total $20.7 CLO 56 - 0.5 Pathfinder - 0.3 2 SMA (UPS II/AFLAC) - 0.25 each US DL - ARCC 1.15 ACE V - 8.247 (ECSF IX 0.4), ECI IV A 0.2 ACOF VI - 0.3 ACIP - 0.2 SLO III - 0.3 0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Private Equity Real Estate Strategic Initiatives CHECKS: 1) is the orde of segments listed from largest to smallest by segment? 2) check for any final closes and funds that can now be named (need full legal name) - include final close amount

5 $81.3 $99.6 $106.4 $17.7 $18.8 $20.3 $9.4 $11.8 $21.9$16.9 $17.2 $4.3 $6.6 $6.9 $112.7 $153.7 $172.7 Q3-20 Q2-21 Q3-21 Assets Under Management 1. AUM amounts include funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and an SEC-registered investment adviser (“IHAM”). AUM as of September 30, 2021 was $282.0 billion, an increase of 57% from prior year(1) ∙ The increase of $102.8 billion was primarily driven by: ◦ fundraising from ACE V in European direct lending, the second senior U.S. direct lending fund and PCS II in U.S. direct lending, ACOF VI in corporate private equity and the initial public offering of Ares Acquisition Corporation (“AAC”) in Strategic Initiatives; and ◦ the acquisitions of F&G Reinsurance Ltd, rebranded as Aspida Life Re Ltd (“Aspida Life Re“) post-acquisition, in Strategic Initiatives, Landmark in Secondary Solutions and Black Creek in Real Estate FPAUM as of September 30, 2021 was $172.7 billion, an increase of 53% from prior year ∙ The increase of $60.0 billion was primarily attributable to: ◦ the deployment of capital in funds across U.S. and European direct lending, alternative credit and ASOF, as well as new commitments to the syndicated loans strategy and Real Estate equity strategies; and ◦ the acquisitions of Aspida Life Re, Landmark and Black Creek AUM FPAUM $131.2 $167.6 $181.2 $26.7 $30.7 $32.7 $14.4 $19.7 $36.5$19.5 $20.8 $6.9 $10.4 $10.8 $179.2 $247.9 $282.0 Q3-20 Q2-21 Q3-21 Credit Private Equity Real Estate Secondary Solutions Strategic Initiatives ($ in billions) ($ in billions) 0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Private Equity Real Estate Strategic Initiatives

6 Perpetual Capital 1. Commingled funds refers to publicly managed funds, non-registered funds, illiquid funds and insurance strategies. 2. CLOs are a type of closed end vehicle. Perpetual Capital as of September 30, 2021 was $71.5 billion, an increase of 73% from prior year ∙ The increase of $30.2 billion was primarily driven by fundraising in U.S. direct lending, European direct lending and alternative credit, and by acquisitions of Black Creek in the Real Estate Group and Aspida Life Re in Strategic Initiatives Perpetual Capital AUM Q3-21 Perpetual Capital by Type Credit Real Estate Strategic Initiatives $37.0 $45.6 $51.0 $4.3 $6.8 $18.5 $1.9 $2.0 $41.3 $54.3 $71.5 Q3-20 Q2-21 Q3-21 ($ in billions) (2) 72% 28% Perpetual Capital - Commingled Funds Perpetual Capital - Managed Accounts $71.5 ($ in billions)

7 18% 7% 63% 12% 32% 7% 55% 6% AUM and Management Fees by Type 88% 1. Long-dated funds generally have a contractual life of five years or more at inception. 2. Other primarily represents managed accounts or co-investment vehicles that (i) are not considered long-dated and (ii) do not meet the criteria of perpetual capital. For the quarter ended September 30, 2021: ∙ 88% of assets under management were perpetual capital or long-dated funds ∙ 94% of management fees were earned from perpetual capital or long-dated funds AUM by Type Management Fees by Type 94% Perpetual Capital - Commingled Funds Perpetual Capital - Managed Accounts Long-Dated Funds(1) Other(2) Perpetual Capital - Commingled Funds Perpetual Capital - Managed Accounts Long-Dated Funds(1) Other(2)

8 $28.4 $38.9 $45.5 $6.2 $2.5 $2.6 $2.4 $2.5 $3.5 $1.0 $1.3 $2.3 $2.2 $2.4 $39.3 $47.1 $55.3 Q3-20 Q2-21 Q3-21 Available Capital and AUM Not Yet Paying Fees Available Capital as of September 30, 2021 was $85.8 billion, an increase of 63% from prior year • The increase of $33.3 billion was primarily driven by: ◦ fundraising from ACE V in European direct lending, the second senior U.S. direct lending fund and PCS II in U.S. direct lending, ACOF VI in Private Equity and the initial public offering of AAC in Strategic Initiatives; and ◦ the acquisitions of Landmark in Secondary Solutions and Black Creek in Real Estate AUM Not Yet Paying Fees as of September 30, 2021 was $55.3 billion, an increase of 41% from prior year ∙ The increase of $16.0 billion was primarily driven by: ◦ fundraising from ACE V, new commitments in the second senior U.S. direct lending fund and PCS II; and ◦ the acquisitions of Landmark and Black Creek Available Capital AUM Not Yet Paying Fees $34.5 $50.2 $55.2 $8.3 $7.0 $8.2 $6.0 $6.9 $9.8$7.7 $8.3 $3.7 $4.2 $4.3 $52.5 $76.0 $85.8 Q3-20 Q2-21 Q3-21 ($ in billions) ($ in billions) Credit Private Equity Real Estate Secondary Solutions Strategic Initiatives

AUM Not Yet Paying Fees

As of September 30, 2021, AUM Not Yet Paying Fees of $55.3 billion could generate approximately $539.4 million in potential incremental annual management fees, of which $488.7 million relates to the $50.3 billion of AUM available for future deployment[1]

- The $50.3 billion of AUM Not Yet Paying Fees available for future deployment includes approximately $20.2 billion in U.S. direct lending funds, $14.2 billion in European direct lending funds, $7.6 billion in alternative credit funds, $2.4 billion in Ares SSG funds, and $1.3 billion in special opportunities funds

AUM Not Yet Paying Fees



($ in billions)
$0.4
$4.6
$55.3
$50.3
Capital Available for Future Deployment
Capital Available for Deployment for Follow-on Investments (2)
Funds in or Expected to Be in Wind-down

AUM Not Yet Paying Fees Available for Future Deployment



($ in billions)
$1.2
$2.3
$2.6
$2.0
$50.3
$42.2
Credit
Private Equity
Real Estate
Secondary Solutions
Strategic Initiatives

1. No assurance can be made that such results will be achieved or capital will be deployed. Assumes the AUM Not Yet Paying Fees as of September 30, 2021 is invested and such fees are paid on an annual basis. Does not reflect any associated reductions in management fees from certain existing funds, some of which may be material. Reference to the $539.4 million and $488.7 million includes approximately $19.3 million in potential incremental management fees from deploying cash and a portion of undrawn/available credit facilities at ARCC in excess of its leverage at September 30, 2021. Note that no potential Part I Fees are reflected in any of the amounts above.
2. Capital available for deployment for follow-on investments represents capital committed to funds that are past their investment periods but have capital available to be called for follow-on investments in existing portfolio companies. As of September 30, 2021, capital available for deployment for follow-on investments could generate approximately $50.7 million in potential management fees. There is no assurance such capital will be invested.

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10 Q3-20 Q2-21 Q3-21 Incentive Eligible AUM and Incentive Generating AUM ($ in billions) ($ in billions) Credit Private Equity Real Estate Secondary Solutions Strategic Initiatives(2) Total Incentive Generating AUM $58.1 $17.8 $15.0 $4.4 $0.1 $95.4 + Uninvested IEAUM 44.9 8.8 6.2 6.6 2.5 69.0 + IEAUM below hurdle 3.7 1.8 0.6 — — 6.1 Incentive Eligible AUM $106.7 $28.4 $21.8 $11.0 $2.6 $170.5 Credit Private Equity Real Estate Secondary Solutions Strategic Initiatives(3) 1. Incentive Generating AUM includes $36.2 billion of AUM from funds generating unrealized incentive income that is not recognized by Ares until such fees are crystallized or no longer subject to reversal. 2. Strategic Initiatives includes AAC and only the Ares SSG funds with fund closings subsequent to our acquisition. Incentive Eligible AUM Incentive Eligible AUM as of September 30, 2021 was $170.5 billion, an increase of 61% from prior year ∙ The increase of $64.9 billion was primarily driven by: ◦ capital raising across U.S. and European direct lending and alternative credit within Credit, corporate private equity and special opportunities within Private Equity and U.S. and European equity within Real Estate; and ◦ the acquisitions of Landmark in Secondary Solutions and Black Creek in Real Estate Incentive Generating AUM(1) as of September 30, 2021 was $95.4 billion, an increase of 228% from prior year ∙ The increase was primarily driven by increases in asset values of certain funds resulting in returns increasing above hurdle rates, as well as additional deployment of capital within funds that are generating returns in excess of their hurdle rates as of September 30, 2021 Of the $101.5 billion of Incentive Eligible AUM that is currently invested, 94% is Incentive Generating AUM ∙ The $95.4 billion Incentive Generating AUM includes $18.5 billion relating to ARCC Part II fees which began generating in Q3-21 Q3-21 Incentive Generating to Incentive Eligible AUM Reconciliation Consider hurdle rate for ARCC Part II fees in future periods. Discuss when ~2%. 5.2% for Q2 2020, removed. 4.0% for Q3 2020, 3% for Q4 2020 1. As of September 30, 2021, this calculation resulted in ARCC trailing the required hurdle for payment to Ares of any ARCC Part II Fees by 0.3% of the value of the underlying portfolio. 2. Represents Incentive Eligible AUM associated with ARCC Part II Fees that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of Part II Fees paid in all prior years since inception. $21.8 $2.6 $106.7 $2.5 $28.4 $12.0 $26.5 $99.7 $72.1 $23.2 $9.3 $105.6 $151.3 $170.5 $11.0 $1.0 $10.6

11 $13.4$1.7 $2.9 $0.6 $1.0 Q3-21 Gross Capital Deployment Capital Deployment(1) ($ in billions) (2) 1. Capital deployment figures include deployment from perpetual capital vehicles. Capital Deployment in Drawdown Funds ($ in billions) Total Gross Invested Capital during Q3-21 was $19.6 billion compared to $5.6 billion during Q3-20 ∙ Of the total amount, $11.0 billion was related to deployment by our drawdown funds compared to $3.9 billion for the same period in 2020 ∙ Of our drawdown funds, the most active investment strategies were U.S. direct lending, European direct lending, real estate debt and special opportunities Q3-20 Q2-21 Q3-21 $2.0 $1.2 $0.3 $3.9 $5.5 $1.0 $1.3 $8.1 $11.0 $1.0 $7.2 $1.7 $0.2 $0.5 Credit Private Equity Real Estate Secondary Solutions Strategic Initiatives $0.6 Credit Private Equity Real Estate Secondary Solutions Strategic Initiatives $0.4 $0.1 $19.6

GAAP Statements of Operations

$ in thousands, except share data	Three months ended September 30, 2021	Three months ended September 30, 2020	Nine months ended September 30, 2021	Nine months ended September 30, 2020
Revenues				
Management fees	$448,262	$292,434	$1,135,821	$823,150
Carried interest allocation	460,651	168,978	1,610,707	241,380
Incentive fees	696	7,194	19,420	4,276
Principal investment income	14,250	11,408	86,477	8,330
Administrative, transaction and other fees	24,860	9,852	49,501	28,897
Total revenues	948,719	489,866	2,901,926	1,106,033
Expenses				
Compensation and benefits	335,569	194,267	837,108	559,482
Performance related compensation	331,141	122,356	1,208,954	191,565
General, administrative and other expenses	134,453	69,938	285,471	190,353
Expenses of Consolidated Funds	12,104	6,019	31,575	16,706
Total expenses	813,267	392,580	2,363,108	958,106
Other income (expense)				
Net realized and unrealized gains (losses) on investments	8,334	(2,607)	18,744	(10,351)
Interest and dividend income	1,376	1,344	6,818	5,112
Interest expense	(11,523)	(6,815)	(25,125)	(18,203)
Other income, net	36,654	2,203	30,686	9,848
Net realized and unrealized gains (losses) on investments of Consolidated Funds	34,245	17,971	44,720	(153,268)
Interest and other income of Consolidated Funds	104,028	116,581	333,745	346,120
Interest expense of Consolidated Funds	(61,578)	(66,322)	(191,577)	(222,860)
Total other income (expense)	111,536	62,355	218,011	(43,602)
Income before taxes	246,988	159,641	756,829	104,325
Income tax expense	30,275	18,314	104,487	22,119
Net income	216,713	141,327	652,342	82,206
Less: Net income (loss) attributable to non-controlling interests in Consolidated Funds	47,370	42,627	102,255	(38,593)
Net income attributable to Ares Operating Group entities	169,343	98,700	550,087	120,799
Less: Net income (loss) attributable to redeemable interest in Ares Operating Group entities	324	(1,007)	693	(1,007)
Less: Net income attributable to non-controlling interests in Ares Operating Group entities	84,293	52,162	264,646	48,926
Net income attributable to Ares Management Corporation	84,726	47,545	284,748	72,880
Less: Series A Preferred Stock dividends paid	—	5,425	10,850	16,275
Less: Series A Preferred Stock redemption premium	—	—	11,239	—
Net income attributable to Ares Management Corporation Class A and non-voting common stockholders	$84,726	$42,120	$262,659	$56,605
Net income per share of Class A and non-voting common stock:				
Basic	$0.49	$0.27	$1.55	$0.37
Diluted	$0.45	$0.27	$1.48	$0.37
Weighted-average shares of Class A and non-voting common stock:				
Basic	168,931,621	143,466,209	161,071,151	131,866,471
Diluted	186,522,157	158,122,563	177,143,438	131,866,471

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13 RI and Other Measures Financial Summary 1. Includes Part I Fees of $54.2 million and $41.6 million for Q3-21 and Q3-20, respectively, and $160.0 million and $126.9 million for YTD-21 and YTD-20, respectively. 2. For Q3-21, Q3-20, and YTD-21, YTD-20, after-tax Realized Income includes current income tax related to: (i) realized performance and investment income of $2.3 million, $5.3 million, and $12.0 million, $12.6 million, respectively and (ii) FRE of $3.7 million, $1.6 million and $7.2 million, $8.8 million, respectively. Current taxes related to FRE include: (a) entity level taxes of $3.0 million, $2.2 million and $9.4 million, $5.8 million, respectively, and (b) corporate level tax expense (benefit) of $0.7 million, $(0.6) million, and $(2.2) million, $3.0 million, respectively. 3. Calculation of after-tax Realized Income per share of Class A and non-voting common stock uses total average shares of Class A and non-voting common stock outstanding and proportional dilutive effects of the Ares' equity-based awards. See slide 43 for additional details. 4. Effective management fee rate represents the quotient of management fees and the aggregate fee bases for the periods presented. The effective rate shown excludes the effect of one-time catch-up fees. Three months ended September 30, Nine months ended September 30, $ in thousands, except share data (and as otherwise noted) 2021 2020 % Change 2021 2020 % Change Management fees(1) $453,950 $300,131 51% $1,154,248 $851,581 36% Other fees 13,297 4,911 171 27,352 12,921 112 Compensation and benefits expenses (225,813) (154,400) (46) (577,711) (442,325) (31) General, administrative and other expenses (59,097) (43,811) (35) (146,183) (125,285) (17) Fee Related Earnings 182,337 106,831 71 457,706 296,892 54 Realized net performance income 11,613 25,727 (55) 64,683 67,085 (4) Realized net investment income 4,926 13,850 (64) 20,227 31,824 (36) Realized Income 198,876 146,408 36 542,616 395,801 37 After-tax Realized Income(2) $192,882 $134,077 44 $512,580 $358,113 43 After-tax Realized Income per share of Class A and non-voting common stock(3) $0.62 $0.48 29 $1.72 $1.32 26 Other Data Total Fee Revenue $478,860 $330,769 45 $1,246,283 $931,587 34 Effective management fee rate(4) 1.01% 1.07% (6) 1.03% 1.07% (4) 1. Includes Part I Fees of $54.2 million and $41.6 million for Q3-21 and Q3-20, respectively, and $196.6 million and $174.9 million for YTD-21 and YTD-20 respectively. 2. For Q3-21, Q3-20, and YTD-21, YTD-20, after-tax Realized Income includes current income tax related to: (i) realized performance and investment income of $2.3 million, $5.3 million, and $17.7 million, $12.6 million, respectively and (ii) FRE of $3.7 million, $1.6 million and $19.6 million, $8.8 million, respectively. Of the current tax related to FRE, this includes (a) entity level taxes of $3.0 million, $2.2 million and $11.9 million, $5.8 million, respectively, and (b) corporate level tax expense (benefit) of $0.7 million, $(0.6) million, and $7.7 million, $3.0 million, respectively. 3. Calculation of after-tax Realized Income per share of Class A common stock uses total average shares of Class A common stock outstanding and proportional dilutive effects of the Ares' equity- based awards. See slide 43 for additional details. 4. Effective management fee rate represents the quotient of management fees and the aggregate fee bases for the periods presented. The effective rate shown excludes the effect of one-time catch-up fees. DO NOT DELETE: RI and Other Measures Financial Summary LTM Section - used only for Q1

14 GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis Three months ended September 30, Nine months ended September 30, $ in thousands 2021 2020 2021 2020 Realized Income and Fee Related Earnings: Income before taxes $246,988 $159,641 $756,829 $104,325 Adjustments: Amortization of intangibles 31,007 9,325 55,390 11,964 Depreciation expense 5,661 5,011 16,352 14,233 Equity compensation expense(1) 65,991 30,336 191,144 91,576 Acquisition-related compensation expense(2) 28,194 — 32,824 — Acquisition and merger-related expense 7,967 3,490 26,188 9,815 Deferred placement fees 32,413 2,942 33,740 18,677 Other (income) expense, net (42,025) 9,518 (42,490) 9,518 Net expense (income) of non-controlling interests in consolidated subsidiaries (5,268) (1,066) (8,614) 15,681 (Income) loss before taxes of non-controlling interests in Consolidated Funds, net of eliminations (47,372) (42,744) (102,331) 38,446 Total performance (income) loss—unrealized (415,317) (52,488) (1,381,697) 77,866 Total performance related compensation—unrealized 296,044 24,818 1,022,393 (61,010) Total net investment (income) loss—unrealized (5,407) (2,375) (57,112) 64,710 Realized Income 198,876 146,408 542,616 395,801 Total performance income—realized (45,341) (123,265) (249,989) (319,660) Total performance related compensation—realized 33,728 97,538 185,306 252,575 Total investment income—realized (4,926) (13,850) (20,227) (31,824) Fee Related Earnings $182,337 $106,831 $457,706 $296,892 Note: This table is a reconciliation of income before taxes on a GAAP basis to RI and FRE on an unconsolidated basis, which reflects the results of the reportable segments on a combined basis together with the OMG. The OMG’s expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance. 1. For Q3-21, Q3-20, and YTD-21, YTD-20, equity compensation expense was attributable to the following: (i) IPO awards and other non-recurring awards of $42.6 million, $8.0 million and $106.8 million, $25.0 million, respectively; (ii) annual bonus awards of $11.4 million, $9.1 million and $36.4 million, $29.9 million, respectively; and (iii) annual discretionary awards of $12.0 million, $13.2 million and $47.9 million, $36.7 million, respectively. IPO awards and other non-recurring awards includes $14.0 million and $29.4 million of non-recurring expense recognized in Q2-21 and Q3-21, respectively, that was recorded in connection with achievement of the performance conditions of certain awards. 2. Represents compensation expense associated with contingent obligations recorded in connection with the Landmark Acquisition and the Black Creek Acquisition. Note: This table is a reconciliation of income before taxes on a GAAP basis to RI and FRE on an unconsolidated basis, which reflects the results of the reportable segments on a combined basis together with the OMG. The OMG’s expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance. 1. For Q3-21, Q3-20, and YTD-21, YTD-20, equity compensation expense was attributable to the following: (i) IPO awards and other non-recurring awards of $42.6 million, $8.0 million and $106.8 million, $25.0 million, respectively; (ii) annual bonus awards of $11.4 million, $9.1 million and $36.4 million, $29.9 million, respectively; and (iii) annual discretionary awards of $12.0 million, $13.2 million and $47.9 million, $36.7 million, respectively 2. Q1-21 LTM includes a $(0.7) million### T 3. The contingent liability was excluded from the purchase consideration and resulted in a mismatch between the consideration transferred and net assets recognized. 1. Includes a $42.3 million bargain purchase gain recognized in connection with the Black Creek Acquisition. The bargain purchase gain is related to the contingent liability established with the Black Creek Acquisition that was excluded from the purchase consideration. DO NOT DELETE: Slide GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis LTM Section - used only for Q1

15 GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont'd) Note: These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the OMG. The OMG’s expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance. 1. Related to performance income for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within net realized and unrealized gain on investments in Ares' Consolidated Statements of Operations. Three months ended September 30, Nine months ended September 30, $ in thousands 2021 2020 2021 2020 Performance income and net investment income reconciliation: Carried interest allocation $460,651 $168,978 $1,610,707 $241,380 Incentive fees 696 7,194 19,420 4,276 Carried interest allocation and incentive fees $461,347 176,172 1,630,127 245,656 Performance income (loss)—realized from Consolidated Funds — — 1,528 (70) Performance income (loss) reclass(1) 680 (291) 1,285 (3,664) Total performance (income) loss—unrealized (415,317) (52,488) (1,381,697) 77,866 Performance income of non-controlling interests in consolidated subsidiaries (1,369) (128) (1,254) (128) Performance income—realized $45,341 $123,265 $249,989 $319,660 Total consolidated other income (loss) $111,536 $62,355 $218,011 $(43,602) Net investment (income) loss from Consolidated Funds (81,260) (71,602) (191,978) 9,241 Performance (income) loss reclass(1) (680) 291 (1,285) 3,664 Principal investment income (loss) 20,719 18,080 96,448 (24,951) Other expense (income), net (34,812) 9,534 (34,666) 9,903 Other expense (income) of non-controlling interests in consolidated subsidiaries (5,170) (2,433) (9,191) 12,859 Investment loss (income)—unrealized (3,609) 1,479 (60,588) 76,457 Interest and other investment loss (income)—unrealized (1,798) (3,854) 3,476 (11,747) Total realized net investment income $4,926 $13,850 $20,227 $31,824 Note: These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the OMG. The OMG’s expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance. 1. Related to performance income for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within net realized and unrealized gain on investments in Ares' Consolidated Statements of Operations. 2. Q1-21 LTM includes a $ DO NOT DELETE: Slide GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont'd) LTM Section - used only for Q1

16 Credit Group(1) 1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See “Financial Details - Segments” on slide 25-26 for complete financial results. 2. Net returns are calculated using the fund's NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its financial statements filed with the SEC, which are not part of this report. 3. The net return for European direct lending was 2.9% for Q3-21. Gross and net returns for European direct lending are represented by a composite made up of the ACE II, ACE III and ACE IV levered Euro-denominated feeder funds. The gross and net returns for the composite made up of the ACE II, ACE III and ACE IV U.S. dollar denominated feeder funds were 3.4% and 2.6% for Q3-21. Returns presented above are shown for the Euro-denominated composite as this is the base denomination of the funds. Composite returns are calculated by asset-weighting the underlying fund-level returns. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. ∙ Management and other fees increased by 30% for Q3-21 compared to Q3-20, primarily driven by deployment in funds in the U.S. and European direct lending strategies ∙ Fee Related Earnings increased by 41% for Q3-21 compared to Q3-20, primarily driven by the increase in management fees discussed above ∙ Realized Income increased by 43% for Q3-21 compared to Q3-20, primarily driven by the increase in Fee Related Earnings and an increase in realized net investment income in the U.S. liquid credit and alternative credit strategies ∙ Capital Deployment totaled $13.4 billion for Q3-21, primarily driven by $6.3 billion in U.S. direct lending, $4.3 billion in European direct lending, $2.1 billion in liquid credit and $0.7 billion in alternative credit 38% Q3-21 increase in in AUM 43% Q3-21 increase in Realized Income ARCC 4.2%(2) Q3-21 net return European Direct Lending 3.6%(3) Q3-21 gross return $ in thousands Q3-21 Q3-20 % Change YTD-21 YTD-20 % Change Management and other fees $277,389 $213,269 30% $783,196 $618,653 27% Fee Related Earnings 175,957 125,107 41 492,697 354,964 39 Realized net performance income 3,253 2,938 11 28,822 3,943 NM Realized net investment income (loss) 2,942 (378) NM 10,840 5,932 83 Realized Income $182,152 $127,667 43 $532,359 $364,839 46 AUM ($ in billions) $181.2 $131.2 38 FPAUM ($ in billions) $106.4 $81.3 31 Financial Summary and Highlights(1) Note: Past performance is not indicative of future results. The Credit Group had ~320 investment professionals, ~220 active funds, ~2,100 portfolio companies and ~925 alternative credit investments as of September 30, 2021. 1. The net returns for European direct lending was 2.9% and 11.4% for Q3-21 and YTD-21, respectively. Gross and net returns for European direct lending are represented by a composite made up of the ACE II, ACE III and ACE IV levered Euro-denominated feeder funds. The gross and net returns for the composite made up of the ACE II, ACE III and ACE IV U.S. dollar denominated feeder funds were 3.4% and 2.6% for Q3-21 and 16.1% and 12.3% for YTD-21. Returns presented above are shown for the Euro-denominated composite as this is the base denomination of the funds. Composite returns are calculated by asset-weighting the underlying fund-level returns. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. 2. Net performance returns: 0.9% and 8.5% for U.S. syndicated loan funds for Q3-21 and YTD-21 and 1.1% and 12.2% for U.S. high yield funds for Q3-21 and YTD-21. Performance for syndicated loans is represented by the U.S. Bank Loan Aggregate Composite which includes all actual, fully discretionary, fee-paying, funds that are benchmarked to the Credit Suisse Leveraged Loan Index and primarily invested in USD denominated banks loans. Such funds may have limited allocations to high yield and structured securities. Performance for high yield is represented by the U.S. high yield Composite which includes all actual, fully discretionary, fee-paying, separately managed funds that primarily invest in U.S. high yield fixed income securities and are benchmarked to the BofA Merrill Lynch U.S. High Yield Master II Constrained Index, or a similar index. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. High Yield 1.2%(3) Syndicated Loans 1.0%(3) 1. Net performance returns: 0.9% for U.S. syndicated loan funds for Q3-21 and 1.1% for U.S. high yield funds for Q3-21. Performance for syndicated loans is represented by the U.S. Bank Loan Aggregate Composite which includes all actual, fully discretionary, fee-paying, funds that are benchmarked to the Credit Suisse Leveraged Loan Index and primarily invested in USD denominated banks loans. Such funds may have limited allocations to high yield and structured securities. Performance for high yield is represented by the U.S. high yield Composite which includes all actual, fully discretionary, fee- paying, separately managed funds that primarily invest in U.S. high yield fixed income securities and are benchmarked to the BofA Merrill Lynch U.S. High Yield Master II Constrained Index, or a similar index. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. DO NOT DELETE: Slide Credit Group FY Section - used only for Q4

Private Equity Group[1]

- Management and other fees increased by 28% for Q3-21 compared to Q3-20, primarily driven by management fees generated from ACOF VI, which included $11.5 million in catch-up fees
- Fee Related Earnings increased by 35% for Q3-21 compared to Q3-20, primarily driven by an increase in management fees
- Realized Income decreased by 27% for Q3-21 compared to Q3-20, primarily driven by lower realization activity from ACOF III and ACOF IV in Q3-21
- Capital Deployment totaled $1.7 billion for Q3-21, primarily driven by $0.9 billion in corporate private equity, $0.7 billion in special opportunities and $0.1 billion in infrastructure and power

Financial Summary and Highlights[1]

$ in thousands	Q3-21	Q3-20	% Change	YTD-21	YTD-20	% Change
Management and other fees	$69,961	$54,655	28%	$171,745	$160,348	7%
Fee Related Earnings	**36,950**	**27,429**	**35**	**80,712**	**81,319**	**(1)**
Realized net performance income	6,833	22,713	(70)	31,773	53,520	(41)
Realized net investment income	4,155	15,200	(73)	9,992	32,124	(69)
Realized Income	**$47,938**	**$65,342**	**(27)**	**$122,477**	**$166,963**	**(27)**
AUM ($ in billions)	**$32.7**	**$26.7**	**22**			
FPAUM ($ in billions)	**$20.3**	**$17.7**	**15**			

35%
Q3-21 increase in Fee Related Earnings

22%
Q3-21 increase in AUM

Corporate Private Equity
5.8%

Special Opportunities
10.7%
Q3-21 gross returns[2]

Note: Past performance is not indicative of future results. The Private Equity Group had ~110 investment professionals, ~45 portfolio companies, ~50 infrastructure and power assets and ~20 active funds and related co-investment vehicles as of September 30, 2021.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See "Financial Details - Segments" on slide 25-26 for complete financial results.
2. Performance for the corporate private equity portfolio is represented by the ACOF I-V Aggregate, which is comprised of investments held by ACOF I, ACOF II, ACOF III, ACOF IV and ACOF V. Performance returns are gross asset-level time-weighted rates of return. Performance for special opportunities is represented by ASOF. Performance returns are gross fund-level time-weighted rates of return. All returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Returns for special opportunities are further reduced by credit facility interest expense. Gross returns do not reflect the deduction of management fees, carried interest, as applicable, or other expenses. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. The net asset-level return for the corporate private equity portfolio was 4.1% for Q3-21. The net fund-level return for special opportunities was 8.2% for Q3-21. For the corporate private equity portfolio, we believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

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Real Estate Group[1]

- Management and other fees increased by 147% for Q3-21 compared to Q3-20, primarily due to the acquisition of Black Creek and an increase in management fees generated from EPEP III, which included $6.8 million in catch-up fees
- Fee Related Earnings increased by 211% for Q3-21 compared to Q3-20, primarily driven by the increase in management fees discussed above
- Realized Income increased by 223% for Q3-21 compared to Q3-20, primarily driven by the increase in Fee Related Earnings and by realizations from U.S. real estate equity funds
- Capital Deployment totaled $2.9 billion for Q3-21, primarily driven by $2.0 billion in U.S. real estate equity, $0.8 billion in real estate debt and $0.1 billion in European real estate equity

Financial Summary and Highlights[1]

$ in thousands	Q3-21	Q3-20	% Change	YTD-21	YTD-20	% Change
Management and other fees	$58,841	$23,792	147%	$120,206	$72,175	67%
Fee Related Earnings	**24,261**	**7,794**	**211**	**47,375**	**24,831**	**91**
Realized net performance income	1,527	76	NM	4,088	9,622	(58)
Realized net investment income	934	405	131	4,144	2,049	102
Realized Income	**$26,722**	**$8,275**	**223**	**$55,607**	**$36,502**	**52**
AUM ($ in billions)	**$36.5**	**$14.4**	**153**			
FPAUM ($ in billions)	**$21.9**	**$9.4**	**133**			

223%
Q3-21 increase in Realized Income

153%
Q3-21 increase in AUM

U.S. Equity
19.4%

European Equity
7.9%
Q3-21 gross returns[2]

Note: Past performance is not indicative of future results. The Real Estate Group had ~195 investment professionals, ~470 properties and ~50 active funds and related co-investment vehicles as of September 30, 2021.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See "Financial Details - Segments" on slide 25-26 for complete financial results.
2. Performance for the U.S. real estate equity portfolio is represented by the U.S. real estate composite, which is comprised of DEV II, US VIII and US IX. Performance for the European real estate equity portfolio is represented by the European real estate composite, which is comprised of EPEP II, EF IV and EF V. EF IV and EF V are each made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. Net returns for U.S. equity and European equity were 15.3% and 5.3% for Q3-21. Returns presented above are shown for the Euro-denominated composite as this is the base denomination of the funds. The gross and net returns for the dollar denominated feeder fund for European equity were 10.2% and 7.4% for Q3-21. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

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Secondary Solutions[1]

- On June 2, 2021, Ares completed the acquisition of Landmark Partners, LLC (collectively with its subsidiaries, "Landmark"), increasing AUM by $19.5 billion. Following the acquisition, Landmark's results are presented within the newly formed segment named Secondary Solutions. The Secondary Solutions Group invests in secondary markets across a range of alternative asset class strategies, including private equity, real estate and infrastructure.
- Capital Deployment totaled $0.6 billion for Q3-21, primarily driven by $0.3 billion in private equity secondaries, $0.2 billion in real estate secondaries and $0.1 billion in infrastructure secondaries

Financial Summary and Highlights[1]

$ in thousands	Q3-21	YTD-21
Management and other fees	$41,064	$53,962
Fee Related Earnings	**26,516**	**34,266**
Realized net investment income	272	269
Realized Income	**$26,788**	**$34,535**
AUM ($ in billions)	**$20.8**	
FPAUM ($ in billions)	**$17.2**	

Private Equity Secondaries
12.9%

Real Estate Secondaries
11.1%

Q3-21 gross returns[2]

Note: Past performance is not indicative of future results. The Secondary Solutions Group had ~65 investment professionals, 845 limited partnership interests and ~60 active funds and related co-investment vehicles as of September 30, 2021.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See "Financial Details - Segments" on slide 25-26 for complete financial results.
2. Performance for the private equity secondaries and real estate secondaries portfolios are represented by LEP XVI and LREP VIII, respectively. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. Net returns for private equity secondaries and real estate secondaries were 11.7% and 9.5% for Q3-21. For all funds in the Secondary Solutions Group, returns are calculated from results that are generally reported on a three month lag and may not include the impact of economic and market activities in the current reporting period.

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20 Strategic Initiatives(1) ∙ Management and other fees increased by 24% for Q3-21 compared to Q3-20, primarily driven by the acquisition of Aspida Life Re that occurred in the fourth quarter of 2020 ∙ Fee Related Earnings increased by 25% for Q3-21 compared to Q3-20, primarily driven by higher management fees ∙ Capital Deployment totaled $1.0 billion in the quarter, primarily driven by $0.5 billion in Insurance, $0.4 billion in Asian special situations and $0.1 billion in Asian secured lending 25% Q3-21 increase in Fee Related Earnings 60% Q3-21 increase in FPAUM Asian Special Situations: 5.9% Q3-21 gross returns(2) $ in thousands Q3-21 Q3-20 % Change YTD-21 YTD-20 % Change Management and other fees $16,546 $13,326 24% $49,045 $13,326 268% Fee Related Earnings 9,456 7,571 25 28,025 7,571 270 Realized net investment loss (2,947) (733) NM (4,791) (733) NM Realized Income $6,509 $6,838 (5) $23,234 $6,838 240 AUM ($ in billions) $10.8 $6.9 57 FPAUM ($ in billions) $6.9 $4.3 60 Financial Summary and Highlights(1) Note: Past performance is not indicative of future results. Strategic Initiatives had ~45 investment professionals, ~85 portfolio companies and ~15 active funds and related co-investment vehicles as of September 30, 2021. 1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See “Financial Details - Segments” on slides 25-26 for complete financial results. 2. Performance for the Asian special situations strategy is represented by SSG Fund V. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. Net returns for the Asian special situations was 4.1% for Q3-21. Asian Secured Lending: (8)% Realized Income decreased by 5% for Q3-21 compared to Q3-20, primarily driven by higher interest expense allocations based on the cost basis of investments Note: Past performance is not indicative of future results. Strategic Initiatives had ~45 investment professionals, ~85 portfolio companies and ~15 active funds and related co-investment vehicles as of September 30, 2021. 1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See “Financial Details - Segments” on slides 25-26 for complete financial results. 2. Performance for the Ares SSG Secured Lending portfolio is represented by a composite that is comprised of SLO I - SLO III. The net return for the Ares SSG Secured Lending composite was [ ] for Q3-21. Performance for the Ares SSG Special Situations portfolio is represented by a composite that is comprised of Fund I - Fund V. The net return for the Ares SSG Special Situations composite was [ ] for Q3-21. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

21 Realized Income per Share Data 1. Ares had 12,400,000 shares of 7% Series A Preferred Stock outstanding as of September 30, 2021. 2. Amount represents the current corporate taxes paid by Ares for the periods presented and exclude the effects for Q3-21 and Q3-20, of $24.3 million and $11.2 million, respectively, of deferred income tax expense primarily related to net unrealized performance income and net unrealized investment income. These effects have been excluded as net unrealized performance income and net unrealized investment income have been excluded from RI. For the purposes of evaluating after-tax FRE, we first allocate the taxes to realized performance income. Taxes are allocated to realized performance income based on our 24.1% and 24.0% statutory tax rate for Q1-21 and Q1-20, respectively. The remaining portion of current corporate taxes is allocated to FRE. All differences between the current portion of taxable income and RI are attributed to FRE. For Q3-21 and Q3-20, these differences created tax benefits that totaled $39.8 million and $24.6 million, respectively, and reduced our tax rate on FRE from 24.1% to 2.3% and 1.1%, respectively. The primary differences between the current portion of taxable income and RI are related to the timing of certain items, primarily vesting of equity awards, exercise of stock options, payment of placement fees, depreciation expense and amortization. FRE tax rates may fluctuate based on the total amount of realized performance income and the amount of timing differences between the current portion of taxable income and RI. 3. Weighted average shares used for after-tax RI per share for Q3-21 and Q3-20 were 306,377,881 and 272,848,736, respectively. Please refer to slide 43 in this presentation for further information. 4. Weighted average shares used for after-tax RI per Class A common share for Q3-21 and Q3-20 were 179,221,539 and 151,610,100, respectively. See slide 43 for additional details. Three months ended September 30, Nine months ended September 30, $ in thousands, except share data 2021 2020 2021 2020 After-tax Realized Income Realized Income before taxes $198,876 $146,408 $542,616 $395,801 Entity level foreign, state and local taxes (2,955) (2,213) (9,355) (5,805) Series A Preferred Stock dividends(1) — (5,425) (10,850) (16,275) Realized Income 195,921 138,770 522,411 373,721 Income taxes(2) (3,039) (4,693) (9,831) (15,608) After-tax Realized Income $192,882 $134,077 $512,580 $358,113 After-tax Realized Income per share(3) $0.63 $0.49 $1.74 $1.37 After-tax Realized Income per share of Class A and non-voting common stock Realized Income $195,921 $138,770 $522,411 $373,271 x Average ownership % of Ares Operating Group 58.50% 55.57% 58.39% 53.29% Realized Income attributable to Class A and non-voting common stockholders $114,614 $77,114 $305,016 $199,166 Income taxes(2) (3,039) (4,693) (9,831) (15,608) After-tax Realized Income attributable to Class A and non-voting common stockholders $111,575 $72,421 $295,185 $183,557 After-tax Realized Income per share of Class A and non-voting common stock(4) $0.62 $0.48 $1.72 $1.32 1. 12,400,000 shares of 7% Series A Preferred Stock was redeemed on June 30, 2021. 2. For Q3-21, Q3-20 and YTD-21, YTD-20, amount represents the current corporate taxes paid by Ares for the periods presented and exclude the effects of $24.3 million, $11.2 million and $85.2 million, $0.5 million, respectively, of deferred income tax expense primarily related to net unrealized performance income and net unrealized investment income. These effects have been excluded as net unrealized performance income and net unrealized investment income have been excluded from RI. For the purposes of evaluating after-tax FRE, we first allocate the taxes to realized performance income. Taxes are allocated to realized performance income based on our 24.1% and 24.0% statutory tax rate for YTD-21 and YTD-20. The remaining portion of current corporate taxes is allocated to FRE. All differences between the current portion of taxable income and RI are attributed to FRE. For Q3-21, Q3-20 and YTD-21, YTD-20, these differences created tax benefits that totaled $39.8 million, $24.6 million and $104.6 million, $59.6 million respectively, and reduced our tax rate on FRE from 24.1% to 2.3% and 1.2% and from 24.0% to 1.1% and 3.9%, for Q3-21, YTD-21 and Q3-20, YTD-20, respectively. The primary differences between the current portion of taxable income and RI are related to the timing of certain items, primarily vesting of equity awards, exercise of stock options, payment of placement fees, depreciation expense and amortization. FRE tax rates may fluctuate based on the total amount of realized performance income and the amount of timing differences between the current portion of taxable income and RI. For Q3-21, Q3-20 and YTD-21, YTD-20, we estimate the tax benefits associated with GAAP equity-based compensation, assuming no limitations on tax deductibility, were $9.3 million, $4.0 million and $26.8 million, $11.7 million, respectively. The timing and actual cash tax savings may differ from these amounts for a number of reasons, including the actual share price upon vesting. 3. Weighted average shares used for after-tax RI per share for Q3-21 and Q3-20 were 306,377,881 and 272,848,736, respectively. Please refer to slide 43 in this presentation for further information. 4. Weighted average shares used for after-tax RI per share of Class A and non-voting common stock for Q3-21 and Q3-20 were 179,221,539 and 151,610,100, respectively. See slide 43 for additional details. DO NOT DELETE: Realized Income per Share Data Only Q1 Section - used only for Q1

Balance Sheet

Substantial balance sheet value related to investments primarily in Ares managed vehicles and net accrued performance income

- As of September 30, 2021, our balance sheet included $295.7 million in cash and cash equivalents and $1,238.3 million in debt obligations, including $150.0 million drawn against our $1.090 billion revolving credit facility
- As of September 30, 2021, the fair value of our corporate investment portfolio was $697.3 million in accordance with GAAP. On an unconsolidated basis, our corporate investment portfolio was $1,105.7 million(1)
- As of September 30, 2021, gross accrued performance income reported on a GAAP and unconsolidated basis was $2,627.2 million
  - As of September 30, 2021, accrued performance income, net of performance related compensation reported on a GAAP and unconsolidated basis was $731.9 million

Net Accrued Performance Income by Group(2)

December 31, 2020



21%
$364.5
million
44%
35%

September 30, 2021



3%
21%
32%
$731.9
million
44%

Credit | Private Equity | Real Estate | Secondary Solutions

1. Unconsolidated investments includes $408.4 million of investments in Consolidated Funds that are eliminated upon consolidation for GAAP, net of investments that are attributable to non-controlling interests. Investments that are attributable to non-controlling interests primarily represent the $33.7 million of CLO investments that are attributable to the Class B Membership Interests, $18.8 million of investments in Strategic Initiatives and $20.2 million of investments in Secondary Solutions. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $2,625.3 million.
2. As of September 30, 2021 and December 31, 2020, unconsolidated net performance income receivable was $731.9 million and $364.7 million, respectively. Unconsolidated net performance income receivable as of December 31, 2020 included $0.2 million of net performance income receivable of Consolidated Funds attributable to the Credit Group that is eliminated upon consolidation for GAAP.

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23 Corporate Data Board of Directors Michael Arougheti Co-Founder, Chief Executive Officer and President of Ares Antoinette Bush Executive Vice President and Global Head of Government Affairs of News Corp Kipp deVeer Head of Credit Group Paul G. Joubert Founding Partner of EdgeAdvisors and Investing Partner in Converge Venture Partners David Kaplan Co-Founder and Co-Chairman of Private Equity Group Michael Lynton Chairman of Snap Inc. Dr. Judy D. Olian President of Quinnipiac University Antony P. Ressler Co-Founder and Executive Chairman of Ares Bennett Rosenthal Co-Founder and Co-Chairman of Private Equity Group Executive Officers Michael Arougheti Co-Founder, Chief Executive Officer and President Ryan Berry Chief Marketing and Strategy Officer Kipp deVeer Head of Credit Group David Kaplan Co-Founder and Co-Chairman of Private Equity Group Jarrod Phillips Chief Financial Officer Antony P. Ressler Co-Founder and Executive Chairman Bennett Rosenthal Co-Founder and Co-Chairman of Private Equity Group Naseem Sagati Aghili General Counsel and Secretary Corporate Headquarters 2000 Avenue of the Stars 12th Floor Los Angeles, CA 90067 Tel: (310) 201-4100 Fax: (310) 201-4170 Corporate Counsel Kirkland & Ellis LLP Los Angeles, CA Independent Registered Public Accounting Firm Ernst & Young LLP Los Angeles, CA Research Coverage Bank of Montreal Rufus Hone (416) 359-8304 Bloomberg Paul Gulberg (609) 279-3798 Credit Suisse Craig Siegenthaler (212) 325-3104 Goldman Sachs Alexander Blostein (212) 357-9976 Jefferies Gerald O'Hara (415) 229-1510 JP Morgan Kenneth Worthington (212) 622-6613 Keefe, Bruyette & Woods Robert Lee (212) 887-7732 Morgan Stanley Michael Cyprys (212) 761-7619 Oppenheimer Chris Kotowski (212) 667-6699 RBC Capital Markets Kenneth Lee (212) 905-5995 UBS Investment Bank Adam Beatty (212) 713-2481 Investor Relations Contacts Carl Drake Partner/Head of Ares Management, LLC Public Investor Relations and Communications Tel: (678) 538-1981 cdrake@aresmgmt.com Greg Mason Managing Director Tel: (314) 282-2533 gmason@aresmgmt.com Cameron Rudd Vice President Tel: (678) 538-1986 crudd@aresmgmt.com General IR Contact Tel (U.S.): (800) 340-6597 Tel (International): (212) 808-1101 IRARES@aresmgmt.com Please visit our website at: www.aresmgmt.com Transfer Agent American Stock Transfer & Trust Company, LLC 6201 15th Avenue Brooklyn, NY 11210 Tel: (877) 681-8121 Fax: (718) 236-2641 info@amstock.com www.amstock.com Securities Listing NYSE: ARES

0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Private Equity Real Estate Strategic Initiative s BUSINESS SECTOR PALETTE GENERAL PALETTE Appendix 5

Financial Details – Segments

$ in thousands	Credit Group	Private Equity Group	Real Estate Group[1]	Secondary Solutions Group	Strategic Initiatives	Operations Management Group	Total[2]
	Three Months Ended September 30, 2021						
Management fees	$271,591	$69,591	$55,160	$41,064	$16,544	$–	$453,950
Other fees	5,798	370	3,681	–	2	3,446	13,297
Compensation and benefits	(86,502)	(26,773)	(29,160)	(11,955)	(5,316)	(66,107)	(225,813)
General, administrative and other expenses	(14,930)	(6,238)	(5,420)	(2,593)	(1,774)	(28,142)	(59,097)
Fee related earnings	**175,957**	**36,950**	**24,261**	**26,516**	**9,456**	**(90,803)**	**182,337**
Performance income–realized	6,332	34,316	4,693	–	–	–	45,341
Performance related compensation–realized	(3,079)	(27,483)	(3,166)	–	–	–	(33,728)
Realized net performance income	**3,253**	**6,833**	**1,527**	**–**	**–**	**–**	**11,613**
Investment income–realized	618	2,020	1,699	–	1,025	–	5,362
Interest and other investment income (expense)–realized	4,716	4,861	918	699	163	(270)	11,087
Interest expense	(2,392)	(2,726)	(1,683)	(427)	(4,135)	(160)	(11,523)
Realized net investment income (loss)	**2,942**	**4,155**	**934**	**272**	**(2,947)**	**(430)**	**4,926**
Realized income	**$182,152**	**$47,938**	**$26,722**	**$26,788**	**$6,509**	**$(91,233)**	**$198,876**

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Secondary Solutions Group	Strategic Initiatives	Operations Management Group	Total[2]
	Three Months Ended September 30, 2020						
Management fees	$208,371	$54,653	$23,787	$–	$13,320	$–	$300,131
Other fees	4,898	2	5	–	6	–	4,911
Compensation and benefits	(74,373)	(21,224)	(13,011)	–	(4,241)	(41,551)	(154,400)
General, administrative and other expenses	(13,789)	(6,002)	(2,987)	–	(1,514)	(19,519)	(43,811)
Fee related earnings	**125,107**	**27,429**	**7,794**	**–**	**7,571**	**(61,070)**	**106,831**
Performance income–realized	7,069	115,997	199	–	–	–	123,265
Performance related compensation–realized	(4,131)	(93,284)	(123)	–	–	–	(97,538)
Realized net performance income	**2,938**	**22,713**	**76**	**–**	**–**	**–**	**25,727**
Investment income–realized	–	16,351	486	–	–	–	16,837
Interest and other investment income (expense)–realized	1,962	1,065	1,308	–	(4)	(503)	3,828
Interest expense	(2,340)	(2,216)	(1,389)	–	(729)	(141)	(6,815)
Realized net investment income (loss)	**(378)**	**15,200**	**405**	**–**	**(733)**	**(644)**	**13,850**
Realized income	**$127,667**	**$65,342**	**$8,275**	**$–**	**$6,838**	**$(61,714)**	**$146,408**

1. Includes results of Black Creek following the acquisition close date of July 1, 2021.
2. Includes results of the reportable segments on a combined basis together with the Operations Management Group. See "GAAP to Non-GAAP Reconciliation - Unconsolidated Reporting Basis" on slides 14-15.

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Financial Details – Segments

$ in thousands	Credit Group	Private Equity Group	Real Estate Group[1]	Secondary Solutions Group[2]	Strategic Initiatives	Operations Management Group	Total[3]
	Nine months ended September 30, 2021						
Management fees	$764,702	$171,019	$115,602	$53,962	$48,963	$–	$1,154,248
Other fees	18,494	726	4,604	–	82	3,446	27,352
Compensation and benefits	(252,783)	(73,534)	(60,767)	(16,244)	(15,440)	(158,943)	(577,711)
General, administrative and other expenses	(37,716)	(17,499)	(12,064)	(3,452)	(5,580)	(69,872)	(146,183)
Fee related earnings	**492,697**	**80,712**	**47,375**	**34,266**	**28,025**	**(225,369)**	**457,706**
Performance income—realized	78,255	159,479	12,255	–	–	–	249,989
Performance related compensation—realized	(49,433)	(127,706)	(8,167)	–	–	–	(185,306)
Realized net performance income	**28,822**	**31,773**	**4,088**	**–**	**–**	**–**	**64,683**
Investment income—realized	1,858	5,308	4,182	–	1,347	–	12,695
Interest and other investment income—realized	14,354	10,716	3,892	701	2,824	170	32,657
Interest expense	(5,372)	(6,032)	(3,930)	(432)	(8,962)	(397)	(25,125)
Realized net investment income (loss)	**10,840**	**9,992**	**4,144**	**269**	**(4,791)**	**(227)**	**20,227**
Realized income	**$532,359**	**$122,477**	**$55,607**	**$34,535**	**$23,234**	**$(225,596)**	**$542,616**

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Secondary Solutions Group	Strategic Initiatives	Operations Management Group	Total[3]
	Nine months ended September 30, 2020						
Management fees	$606,596	$160,206	$71,459	$–	$13,320	$–	$851,581
Other fees	12,057	142	716	–	6	–	12,921
Compensation and benefits	(222,063)	(62,946)	(38,159)	–	(4,241)	(114,916)	(442,325)
General, administrative and other expenses	(41,626)	(16,083)	(9,185)	–	(1,514)	(56,877)	(125,285)
Fee related earnings	**354,964**	**81,319**	**24,831**	**–**	**7,571**	**(171,793)**	**296,892**
Performance income—realized	16,085	276,469	27,106	–	–	–	319,660
Performance related compensation—realized	(12,142)	(222,949)	(17,484)	–	–	–	(252,575)
Realized net performance income	**3,943**	**53,520**	**9,622**	**–**	**–**	**–**	**67,085**
Investment income (loss)—realized	(843)	35,866	2,740	–	–	(5,698)	32,065
Interest and other investment income (expense)—realized	13,166	2,364	3,024	–	(4)	(588)	17,962
Interest expense	(6,391)	(6,106)	(3,715)	–	(729)	(1,262)	(18,203)
Realized net investment income (loss)	**5,932**	**32,124**	**2,049**	**–**	**(733)**	**(7,548)**	**31,824**
Realized income	**$364,839**	**$166,963**	**$36,502**	**$–**	**$6,838**	**$(179,341)**	**$395,801**

1. Includes results of Black Creek following the acquisition close date of July 1, 2021.
2. Represents results of Landmark following the acquisition close date of June 2, 2021.
3. Includes results of the reportable segments on a combined basis together with the Operations Management Group. See "GAAP to Non-GAAP Reconciliation - Unconsolidated Reporting Basis" on slides 14-15.

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AUM Rollforward

Q3-21 AUM Rollforward						
$ in millions	Credit	Private Equity	Real Estate	Secondary Solutions	Strategic Initiatives	Total
Q2-21 Ending Balance	**$167,587**	**$30,732**	**$19,725**	**$19,476**	**$10,366**	**$247,886**
Acquisitions	—	—	13,719	—	—	13,719
Net new par/equity commitments	9,050	1,977	2,077	1,130	213	14,447
Net new debt commitments	5,533	200	250	—	—	5,983
Capital reductions	(381)	(2)	(41)	—	(29)	(453)
Distributions	(944)	(1,491)	(707)	(535)	202	(3,475)
Redemptions	(267)	—	(28)	—	—	(295)
Change in fund value	655	1,280	1,506	672	84	4,197
Q3-21 Ending Balance	**$181,233**	**$32,696**	**$36,501**	**$20,743**	**$10,836**	**$282,009**
QoQ change	**$13,646**	**$1,964**	**$16,776**	**$1,267**	**$470**	**$34,123**

LTM AUM Rollforward						
$ in millions	Credit	Private Equity	Real Estate	Secondary Solutions	Strategic Initiatives	Total
Q3-20 Ending Balance	**$131,228**	**$26,690**	**$14,379**	**$—**	**$6,940**	**$179,237**
Acquisitions	—	—	13,719	19,513	2,243	35,475
Net new par/equity commitments	34,973	2,892	5,016	1,231	1,408	45,520
Net new debt commitments	15,319	200	2,805	—	29	18,353
Capital reductions	(2,572)	(9)	(423)	—	(29)	(3,033)
Distributions	(3,083)	(4,638)	(1,589)	(659)	(263)	(10,232)
Redemptions	(1,825)	—	(35)	—	—	(1,860)
Change in fund value	7,193	7,561	2,629	658	508	18,549
Q3-21 Ending Balance	**$181,233**	**$32,696**	**$36,501**	**$20,743**	**$10,836**	**$282,009**
YoY change	**$50,005**	**$6,006**	**$22,122**	**$20,743**	**$3,896**	**$102,772**

Credit	AUM increased by 38% from Q3-20, primarily driven by new commitments to U.S. and European direct lending, including closings for ACE V, the second senior U.S. direct lending fund and PCS II, to alternative credit strategies and by issuances of new CLOs in the syndicated loans strategy
Private Equity	AUM increased by 23% from Q3-20, primarily driven by new commitments and asset appreciation in the corporate private equity and infrastructure and power strategies
Real Estate	AUM increased by 154% from Q3-20, primarily driven by the acquisition of Black Creek and by new commitments across funds in the debt, U.S. equity and European equity strategies
Secondary Solutions	AUM increased from Q3-20 due to the acquisition of Landmark
Strategic Initiatives	AUM increased by 56% from Q3-20, primarily driven by the acquisition of Aspida Life Re in Q4-20 and by the capital raised in the initial public offering for AAC

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FPAUM Rollforward

Q3-21 FPAUM Rollforward

$ in millions	Credit	Private Equity	Real Estate	Secondary Solutions	Strategic Initiatives	Total
Q2-21 Ending Balance	$99,588	$18,732	$11,817	$16,927	$6,621	$153,685
Acquisitions	—	—	7,155	—	—	7,155
Commitments	2,864	1,751	1,323	278	233	6,449
Subscriptions/deployment/increase in leverage	6,095	576	1,464	7	379	8,521
Capital reductions	(335)	—	—	—	(121)	(456)
Distributions	(1,468)	(809)	(375)	(73)	(273)	(2,998)
Redemptions	(296)	—	(28)	—	—	(324)
Change in fund value	(46)	5	588	83	53	683
Change in fee basis	—	(6)	(5)	(37)	—	(48)
Q3-21 Ending Balance	$106,402	$20,249	$21,939	$17,185	$6,892	$172,667
QoQ change	$6,814	$1,517	$10,122	$258	$271	$18,982

LTM FPAUM Rollforward

$ in millions	Credit	Private Equity	Real Estate	Secondary Solutions	Strategic Initiatives	Total
Q3-20 Ending Balance	$81,305	$17,719	$9,433	$—	$4,289	$112,746
Acquisitions	—	—	7,155	16,839	2,243	26,237
Commitments	9,090	6,199	3,079	378	(66)	18,680
Subscriptions/deployment/increase in leverage	21,092	2,097	2,802	9	1,942	27,942
Capital reductions	(1,760)	—	(34)	—	(304)	(2,098)
Distributions	(4,572)	(2,396)	(1,030)	(73)	(1,250)	(9,321)
Redemptions	(1,821)	—	(35)	—	—	(1,856)
Change in fund value	3,068	7	733	81	111	4,000
Change in fee basis	—	(3,377)	(164)	(49)	(73)	(3,663)
Q3-21 Ending Balance	$106,402	$20,249	$21,939	$17,185	$6,892	$172,667
YoY change	$25,097	$2,530	$12,506	$17,185	$2,603	$59,921

Credit
- FPAUM increased by 31% from Q3-20, primarily driven by deployment in U.S. and European direct lending funds paid on invested capital and by issuances of new CLOs in the syndicated loans strategy

Private Equity
- FPAUM increased by 14% from Q3-20, primarily driven by deployment across funds in the special opportunities strategy and by the commencement of fees for ACOF VI in Q4-20

Real Estate
- FPAUM increased by 133% from Q3-20, primarily driven by the acquisition of Black Creek and by new commitments to the U.S. and European equity strategy and deployment in debt funds

Secondary Solutions
- FPAUM increased from Q3-20 due to the acquisition of Landmark

Strategic Initiatives
- FPAUM increased by 61% from Q3-20, primarily driven by the acquisition of Aspida Life Re in Q4-20

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29 AUM and FPAUM by Strategy 1. AUM includes ARCC, IHAM and Senior Direct Lending Program ("SDLP") AUM of $23.7 billion, $5.6 billion and $2.9 billion, respectively. ARCC’s wholly owned portfolio company, IHAM, an SEC- registered investment adviser, manages 19 funds and serves as the sub-manager or sub-adviser for 2 other funds as of September 30, 2021. SDLP is a program co-managed by a subsidiary of Ares through which ARCC co-invests with Varagon Capital Partners. 2. Excludes $1.2 billion of AUM that is sub-advised by Ares vehicles and included within other strategies. As of September 30, 2021 $ in billions AUM % AUM FPAUM % FPAUM Credit Syndicated Loans $29.9 17% $28.9 27% High Yield 3.4 2 3.4 3 Multi-Asset Credit 4.4 2 3.9 4 Alternative Credit 17.5 10 8.3 8 U.S. Direct Lending(1) 76.4 42 39.1 37 European Direct Lending 49.6 27 22.8 21 Credit $181.2 100% $106.4 100% Private Equity Corporate Private Equity ACOF IV $3.5 11% $0.9 4% ACOF V 9.7 30 4.6 23 ACOF VI 6.1 19 5.4 27 Other Corporate Private Equity 2.7 8 1.9 9 Special Opportunities ASOF 5.3 16 3.0 15 Other Special Opportunities 1.7 5 0.7 3 Infrastructure and Power First Climate Infrastructure Fund 1.0 3 1.0 5 Other Infrastructure and Power 2.7 8 2.8 14 Private Equity $32.7 100% $20.3 100% Real Estate U.S. Equity $21.1 58% $13.6 62% European Equity 6.6 18 4.9 22 Debt 8.8 24 3.4 16 Real Estate $36.5 100% $21.9 100% Secondary Solutions Private Equity Secondaries $13.7 66% $11.1 65% Real Estate Secondaries 5.5 26 4.9 28 Infrastructure Secondaries 1.6 8 1.2 7 Secondary Solutions $20.8 100% $17.2 100% Strategic Initiatives Asian Special Situations $5.4 50% $3.7 54% Asian Secured Lending 2.4 22 1.0 14 Insurance(2) 2.0 19 2.2 32 AAC 1.0 9 — — Strategic Initiatives $10.8 100% $6.9 100% Total $282.0 $172.7 Insurance - FPAUM could be higher. AIS credit funds have fee basis on invested capital, so the reduction in AUM for Aspida in Insurance could be higher than FPAUM reduction

Balance Sheet Investments by Strategy[1]

$ in millions	September 30, 2021	December 31, 2020
Credit		
Syndicated Loans[2]	$104.4	$107.7
Multi-Asset Credit	12.5	6.6
Alternative Credit	22.8	23.0
U.S. Direct Lending	86.1	53.5
European Direct Lending	58.7	35.7
Credit	**$284.5**	**$226.5**
Private Equity		
ACOF Asia	$19.9	$27.0
ACOF IV	23.4	27.8
ACOF VI	46.1	0.9
AEVF	33.3	25.3
Other Corporate Private Equity	72.8	14.1
Special Opportunities	44.2	48.3
Infrastructure and Power	19.3	36.6
Private Equity	**$259.0**	**$180.0**
Real Estate		
U.S. Equity	$87.0	$83.1
European Equity	16.6	14.1
Debt	60.4	63.7
Real Estate	**$164.0**	**$160.9**
Secondary Solutions		
Private Equity Secondaries	$16.4	$–
Real Estate Secondaries	7.2	–
Infrastructure Secondaries	2.5	–
Secondary Solutions	**$26.1**	**$–**
Strategic Initiatives		
Ares SSG[3]	$76.5	$60.9
Insurance[4]	245.5	209.7
Other Strategic Initiatives	47.5	24.8
Strategic Initiatives	**$369.5**	**$295.4**
Operations Management Group		
Other	$2.6	$2.6
Operations Management Group	**$2.6**	**$2.6**
Total	**$1,105.7**	**$865.4**

1. As of September 30, 2021, the fair value of our corporate investment portfolio was $697.3 million in accordance with GAAP. The difference between GAAP and unconsolidated investments represents $408.4 million of investments in Consolidated Funds that are eliminated upon consolidation, net of investments that are attributable to non-controlling interests. Investments that are attributable to non-controlling interests primarily represent the $33.7 million of CLO investments that are attributable to the Class B Membership Interests, $18.8 million of investments in Strategic Initiatives, and $20.2 million of investments in Secondary Solutions. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $2,625.3 million.
2. Through investments in Ares CLOs. Represents Ares' maximum exposure of loss from its investments in CLOs.
3. Includes Ares' proportional interest in legacy investments acquired in connection with the acquisition of SSG.
4. Represents Ares' interest in a subsidiary that acquired the outstanding common shares of Aspida Life Re.

30

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Significant Fund Performance Metrics

The following table presents the performance data for the significant funds that are not drawdown funds:

			As of September 30, 2021						
			Returns(%)[1]						
			Current Quarter		Year -to-Date		Since Inception[2]		
($ in millions)	Year of Inception	AUM	Gross	Net	Gross	Net	Gross	Net	Primary Investment Strategy
Credit									
ARCC[3]	2004	$23,683	N/A	4.2	N/A	16.6	N/A	12.0	U.S. Direct Lending
CADC[4]	2017	2,488	N/A	2.2	N/A	7.1	N/A	6.7	U.S. Direct Lending
Open-ended secured finance fund[5]	2018	1,893	0.8	0.7	3.0	2.6	3.3	2.6	Alternative Credit
Real Estate									
Open-ended industrial real estate fund[3]	2017	3,819	10.1	8.7	28.9	24.2	27.2	22.4	U.S. Real Estate Equity
DPF[4]	2012	3,017	N/A	3.5	N/A	7.8	N/A	7.0	U.S. Real Estate Equity
BCI IV[5]	2017	4,407	N/A	10.5	N/A	18.3	N/A	9.5	U.S. Real Estate Equity

Note: Past performance is not indicative of future results. AUM and Net Returns are as of September 30, 2021 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarterly periods. Please see significant fund performance endnotes on slides 35- 37 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund. ARCC is a publicly traded vehicle.

31

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Significant Fund Performance Metrics (cont'd)

The following table presents the performance data for our significant drawdown funds:

					As of September 30, 2021			MOIC		IRR(%)		
($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[6]	Unrealized Value[7]	Total Value	Gross[8]	Net[9]	Gross[10]	Net[11]	Primary Investment Strategy
Credit												
Funds Harvesting Investments												
ACE III[12]	2015	$5,250	$2,822	$2,539	$836	$2,676	$3,512	1.5x	1.4x	11.9	8.6	European Direct Lending
PCS	2017	4,053	3,365	2,649	932	2,435	3,367	1.3x	1.2x	13.5	9.7	U.S Direct Lending
Funds Deploying Capital												
ACE IV Unlevered[13]	2018	10,800	2,851	2,429	225	2,519	2,744	1.2x	1.1x	9.2	6.6	European Direct Lending
ACE IV Levered[13]			4,819	4,056	523	4,356	4,879	1.3x	1.2x	13.7	10.1	
SDL Unlevered	2018	5,267	922	681	120	630	750	1.1x	1.1x	9.8	7.3	U.S Direct Lending
SDL Levered			2,045	1,510	398	1,395	1,793	1.3x	1.2x	19.1	14.1	
ACE V Unlevered[14]	2020	15,540	7,026	1,367	1	1,446	1,447	1.1x	1.1x	N/A	N/A	European Direct Lending
ACE V Levered[14]			6,376	1,273	3	1,388	1,391	1.1x	1.1x	N/A	N/A	

Note: Past performance is not indicative of future results. AUM and Net Returns are as of September 30, 2021 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarterly periods. Please see significant fund performance endnotes on slide 35 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund. ARCC is a publicly traded vehicle.

* We do not present fund performance metrics for significant funds with less than two years of investment performance, which begins on the date of the fund's first investment, except for those significant funds which pay management fees on invested capital, in which case performance is shown at the earlier of (i) the one year anniversary of the fund's first investment or (ii) the date on which the fund has invested at least 50% of its capital.

32

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Significant Fund Performance Metrics (cont'd)

The following table presents the performance data for our significant drawdown funds (cont'd):

As of September 30, 2021

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[1]	Unrealized Value[2]	Total Value	MOIC Gross[3]	MOIC Net[4]	IRR(%) Gross[5]	IRR(%) Net[6]	Primary Investment Strategy
Private Equity												
Funds Harvesting Investments												
USPF IV	2010	$993	$1,688	$2,121	$1,633	$981	$2,614	1.2x	1.1x	5.1	1.2	Infrastructure and Power
Funds Deploying Capital												
ACOF V	2017	9,716	7,850	7,365	1,713	9,011	10,724	1.5x	1.3x	15.9	10.8	Corporate Private Equity
ASOF	2019	5,285	3,518	4,248	1,966	3,916	5,882	1.7x	1.6x	64.7	50.3	Special Opportunities
ACOF VI	2020	6,127	5,743	1,972	185	2,217	2,402	1.2x	1.1x	N/A	N/A	Corporate Private Equity

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[6]	Unrealized Value[7]	Total Value	MOIC Gross[8]	MOIC Net[9]	IRR(%) Gross[10]	IRR(%) Net[11]	Primary Investment Strategy
Real Estate												
Funds Deploying Capital												
EF V[12]	2018	$2,288	$1,968	$1,080	$332	$1,196	$1,528	1.4x	1.2x	24.8	15.9	European Real Estate Equity
AREOF III	2019	1,787	1,697	480	41	568	609	1.3x	1.2x	N/A	N/A	U.S. Real Estate Equity

Note: Past performance is not indicative of future results. AUM and Net Returns are as of September 30, 2021 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarterly periods. Please see significant fund performance endnotes on slides 36-37 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

* We do not present fund performance metrics for significant funds with less than two years of investment performance, which begins on the date of the fund's first investment, except for those significant funds which pay management fees on invested capital, in which case performance is shown at the earlier of (i) the one year anniversary of the fund's first investment or (ii) the date on which the fund has invested at least 50% of its capital.

33

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Significant Fund Performance Metrics (cont'd)

The following table presents the performance data for our significant drawdown funds (cont'd):

	As of September 30, 2021							MOIC		IRR(%)		
($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[(1)]	Unrealized Value[(2)]	Total Value	Gross[(3)]	Net[(4)]	Gross[(5)]	Net[(6)]	Primary Investment Strategy
Secondary Solutions												
Funds Harvesting Investments												
LEP XV[(7)]	2013	$2,362	$3,250	$2,626	$2,085	$1,768	$3,853	1.6x	1.5x	20.9	15.2	Private Equity Secondaries
Funds Deploying Capital												
LEP XVI[(7)]	2016	5,962	4,896	2,200	616	2,837	3,453	1.7x	1.6x	67.5	41.5	Private Equity Secondaries
LREP VIII[(7)]	2016	3,428	3,300	1,571	747	1,255	2,002	1.4x	1.3x	26.0	16.4	Real Estate Secondaries
Strategic Initiatives												
Funds Deploying Capital												
SSG Fund V	2018	2,073	1,878	1,570	804	958	1,762	1.2x	1.1x	45.1	25.5	Asian Special Situations

Note: Past performance is not indicative of future results. AUM and Net Returns are as of September 30, 2021 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarterly periods. Please see significant fund performance endnotes on slide 38 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

* We do not present fund performance metrics for significant funds with less than two years of investment performance, which begins on the date of the fund's first investment, except for those significant funds which pay management fees on invested capital, in which case performance is shown at the earlier of (i) the one year anniversary of the fund's first investment or (ii) the date on which the fund has invested at least 50% of its capital.

* For all funds in the Secondary Solutions Group, returns are calculated from results that are generally reported on a three month lag and may not include the impact of economic and market activities in the current reporting period.

34

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35 Credit 1. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. 2. Since inception returns are annualized. 3. Net returns are calculated using the fund's NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its financial statements filed with the SEC, which are not part of this report. 4. Returns are shown for institutional share class. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. Additional information related to CADC can be found in its financial statements filed with the SEC, which are not part of this report. 5. Gross returns do not reflect the deduction of management fees or other expenses. Net returns are calculated by subtracting the applicable management fees and other expenses from the gross returns on a monthly basis. This fund is a master/feeder structure and its AUM and returns include activity from its' investment in an affiliated Ares fund. Returns presented in the table are expressed in U.S. Dollars and are for the master fund, excluding the share class hedges. The current quarter, year-to-date, and since inception returns (gross / net) for the pound sterling hedged Cayman feeder, the fund's sole feeder, are as follows: 0.8% / 0.6%, 2.5% / 2.1%, 1.8% / 1.2%. 6. Realized value represents the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 7. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 8. The gross multiple of invested capital (“MoIC”) is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 9. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 10. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 11. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 12. ACE III is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated feeder fund. The gross and net IRR for the U.S. dollar denominated feeder fund are 13.1% and 9.6%, respectively. The gross and net MoIC for the U.S. dollar denominated feeder fund are 1.6x and 1.4x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE III are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 13. ACE IV is made up of four parallel funds, two denominated in Euros and two denominated in pound sterling: ACE IV (E) Unlevered, ACE IV (G) Unlevered, ACE IV (E) Levered and ACE IV (G) Levered. The gross and net IRR and MoIC presented in the table are for ACE IV (E) Unlevered and ACE IV (E) Levered. Metrics for ACE IV (E) Levered are inclusive of a U.S. dollar denominated feeder fund, which has not been presented separately The gross and net IRR for ACE IV (G) Unlevered are 10.9% and 7.8%, respectively. The gross and net MoIC for ACE IV (G) Unlevered are 1.2x and 1.1x, respectively. The gross and net IRR for ACE IV (G) Levered are 15.1% and 11.0%, respectively. The gross and net MoIC for ACE IV (G) Levered are 1.3x and 1.2x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE IV Unlevered and ACE IV Levered are for the combined levered and unlevered parallel funds and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 14. ACE V is made up of four parallel funds, two denominated in Euros and two denominated in pound sterling: ACE V (E) Unlevered, ACE V (G) Unlevered, ACE V (E) Levered, and ACE V (G) Levered. The gross and net MoIC presented in the chart are for ACE V (E) Unlevered and ACE V (E) Levered. Metrics for ACE V (E) Unlevered are inclusive of a Japanese yen denominated feeder fund, which has not been presented separately. Metrics for ACE V (E) Levered are inclusive of a U.S. dollar denominated feeder fund, which has not been presented separately. The gross and net MoIC for ACE V (G) Unlevered are 1.1x and 1.1x, respectively. The gross and net MoIC for ACE V (G) Levered are 1.1x and 1.1x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE V Unlevered and ACE V Levered are for the combined levered and unlevered parallel funds and are converted to U.S. dollars at the prevailing quarter-end exchange rate. Significant Fund Performance Metrics Endnotes

36 Significant Fund Performance Metrics Endnotes (cont’d) Private Equity 1. Realized value represents the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized value excludes any proceeds related to bridge financings. 2. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. For the corporate private equity and infrastructure and power funds, the gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses. For the special opportunities funds, the gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. The gross MoICs for the corporate private equity and special opportunities funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the gross MoIC would be 1.4x for ACOF V, 1.2x for ACOF VI, and 1.7x for ASOF. 4. The net MoIC for USPF IV and ASOF is calculated at the fund-level. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. The net MoIC for the corporate private equity funds is calculated at the investment level. For all funds, the net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance fees. The net MoIC is after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. 5. For the corporate private equity and infrastructure and power funds, the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. The cash flow dates used in the gross IRR calculation are assumed to occur at month-end. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses. For the special opportunities funds the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRRs reflect returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The gross IRRs for the corporate private equity and special opportunities funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the gross IRRs would be 15.7% for ACOF V, "N/A" for ACOF VI, and 63.3% for ASOF. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and non-fee paying limited partners who do not pay either management fees or carried interest. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility.

37 Real Estate 1. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. 2. Since inception returns are annualized. 3. Gross returns do not reflect the deduction of management fees or other expenses. Net returns are calculated by subtracting the applicable management fees and other expenses from the gross returns on a quarterly basis. 4. Returns are shown for institutional share class. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. The inception date used in the calculation of the since inception return is the date in which the first shares of common stock were sold after converting to a NAV-based REIT. Additional information related to DPF can be found in its financial statements filed with the SEC, which are not part of this report. 5. Returns are shown for institutional share class. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. Additional information related to BCI IV can be found in its financial statements filed with the SEC, which are not part of this report. 6. Realized value includes distributions of operating income, sales and financing proceeds received. 7. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 8. The gross MoIC is calculated at the investment level and is based on the interests of all partners. The gross MoIC for all funds is before giving effect to management fees, carried interest and other expenses, as applicable. 9. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner which does not pay management fees, carried interest or has such fees rebated outside of the fund. The net MoIC is after giving effect to management fees, carried interest as applicable and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 10. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. Cash flows used in the gross IRR calculation are assumed to occur at quarter-end. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, as applicable. 11. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying partners and, if applicable, exclude interests attributable to the non fee-paying partners and/or the general partner which does not pay management fees or carried interest or has such fees rebated outside of the fund. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 12. EF V is made up of two parallel funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated parallel fund. The gross and net MoIC and IRR presented in the chart is for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.4x and 1.3x, respectively. The gross and net IRR for the U.S. Dollar denominated parallel fund are 25.2% and 17.5%, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing. All other values for EF V are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. Significant Fund Performance Metrics Endnotes (cont’d)

38 Strategic Initiatives 1. Realized value represents the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. The gross fund-level IRR would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. Significant Fund Performance Metrics Endnotes (cont’d) Secondary Solutions 1. Realized value represents the sum of all cash distributions to all limited partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the limited partners' share of fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of all partners. If applicable, limiting the gross MoIC to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The gross MoIC is before giving effect to management fees, carried interest as applicable and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documentation. The gross fund-level MoIC would have generally been lower had such fund called capital from its partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documentation. The net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to all partners. If applicable, limiting the gross IRR to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documents. The gross fund- level IRR would generally have been lower had such fund called capital from its partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long- term credit facility as permitted by the respective fund's governing documents. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. The results of each fund is presented on a combined basis with the affiliated parallel funds or accounts, given that the investments are substantially the same.

Supplemental Performance Metrics

The following table presents the performance data for commingled funds that were previously reported as significant funds:

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[1]	Unrealized Value[2]	Total Value	MOIC Gross[3]	MOIC Net[4]	IRR(%) Gross[5]	IRR(%) Net[6]	Primary Investment Strategy
	As of September 30, 2021											
Credit												
ACE II[7]	2013	$449	$1,216	$966	$1,126	$169	$1,295	1.6x	1.5x	11.8	8.6	European Direct Lending
Private Equity												
USPF III	2007	276	1,350	1,808	2,355	272	2,627	1.5x	1.4x	7.2	4.6	Infrastructure and Power
EIF V	2015	743	801	1,087	1,131	388	1,519	1.4x	1.6x	17.1	11.4	Infrastructure and Power
ACOF III	2008	467	3,510	3,922	10,290	225	10,515	2.7x	2.3x	28.8	20.4	Corporate Private Equity
ACOF IV	2012	3,467	4,700	4,251	7,678	2,698	10,376	2.4x	2.1x	21.7	15.5	Corporate Private Equity
AEOF	2018	741	1,120	970	73	601	674	0.7x	0.6x	(15.1)	(21.4)	Corporate Private Equity
SSF IV	2015	1,375	1,515	3,623	3,129	1,145	4,274	1.4x	1.4x	9.2	7.8	Special Opportunities
Real Estate												
US VII	2007	7	756	775	1,433	—	1,433	1.8x	1.6x	19.2	13.5	U.S. Real Estate Equity
US VIII	2013	414	824	841	1,169	358	1,527	1.8x	1.6x	20.6	16.5	U.S. Real Estate Equity
US IX	2017	1,356	1,040	900	206	1,217	1,423	1.6x	1.4x	22.6	19.5	U.S. Real Estate Equity
EF III[7]	2008	15	1,375	1,321	1,680	2	1,682	1.3x	1.2x	7.0	3.2	European Real Estate Equity
EF IV[8]	2014	636	1,299	1,363	1,453	703	2,156	1.6x	1.4x	16.3	11.1	European Real Estate Equity
EPEP II[9]	2015	322	747	672	671	289	960	1.4x	1.3x	17.3	14.4	European Real Estate Equity
Strategic Initiatives												
SSG Fund IV	2016	1,364	1,181	1,506	986	700	1,686	1.2x	1.1x	14.0	8.1	Asian Special Situations

Note: Past performance is not indicative of future results. AUM and Net Returns are as of September 30, 2021 unless otherwise noted. Please see supplemental performance metric endnotes on slides 40-42 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

39

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40 Supplemental Performance Metrics Endnotes Credit 1. Realized proceeds represent the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross multiple of invested capital (“MoIC”) is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees, carried interest, as applicable and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. ACE II is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the chart are for the Euro denominated feeder fund. The gross and net IRR for the U.S. dollar denominated feeder fund are 10.7% and 7.8%, respectively. The gross and net MoIC for the U.S. dollar denominated feeder fund are 1.6x and 1.4x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE II are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. Private Equity 1. Realized proceeds represent the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized proceeds excludes any proceeds related to bridge financings. 2. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. For the corporate private equity and infrastructure and power funds, the gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses. The gross MoICs for the corporate private equity funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the gross MoIC would be 2.7x for ACOF III, 2.3x for ACOF IV, and 0.7x for Ares Energy Opportunities Fund, L.P. ("AEOF"). For the special opportunities funds, the gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non- fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 4. The net MoIC for USPF III, EIF V and SSF IV is calculated at the fund-level. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. The net MoIC for ACOF III, ACOF IV and AEOF is calculated at the investment level. For all funds, the net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, carried interest, as applicable, and other expenses.

41 Supplemental Performance Metrics Endnotes (cont’d) Private Equity (cont’d) 5. For the corporate private equity and infrastructure and power funds, the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. The cash flow dates used in the gross IRR calculation are assumed to occur at month-end. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses. The gross IRRs for the corporate private equity funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the gross IRR would be 28.8% for ACOF III, 21.6% for ACOF IV, and (15.1)% for AEOF. For the special opportunities funds the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRRs reflect returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and Schedule I investors who do not pay either management fees or carried interest. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. Real Estate 1. Realized proceeds include distributions of operating income, sales and financing proceeds received. 2. Unrealized value represents the fair value of remaining investments. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the investment level and is based on the interests of all partners. The gross MoIC for all funds is before giving effect to management fees, carried interest as applicable and other expenses. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or carried interest or has such fees rebated outside of the fund. The net MoIC is after giving effect to management fees, carried interest as applicable and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. Cash flows used in the gross IRR calculation are assumed to occur at quarter-end. The gross IRRs are calculated before giving effect to management fees, carried interest as applicable, and other expenses. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or carried interest or has such fees rebated outside of the fund. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. EF III is made up of two parallel funds, one denominated in U.S. Dollars and one denominated in Euros. The gross and net MoIC presented in the chart is for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.3x and 1.1x, respectively. The gross and net IRR for the U.S. Dollar denominated parallel fund are 6.6% and 2.6%, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. The Realized Proceeds from the Euro denominated parallel fund are converted at the prevailing exchange rate at the time of fund's closing. All other values for our third flagship European real estate fund are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 8. EF IV is made up of two parallel funds, one denominated in U.S. Dollars and one denominated in Euros. The gross and net MoIC presented in the chart is for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.6x and 1.4x, respectively. The gross and net IRR for the U.S. Dollar denominated parallel fund are 16.0% and 11.6%, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for our fourth flagship European real estate fund are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 9. EPEP II is made up of dual currency investors and Euro currency investors. The gross and net MoIC and gross and net IRR presented in the chart are for dual currency investors as dual currency investors represent the largest group of investors in the fund. Multiples exclude foreign currency gains and losses since dual currency investors fund capital contributions and receive distributions in local deal currency (GBP or EUR) and therefore, do not realize foreign currency gains or losses. The gross and net IRRs for the euro currency investors, which include foreign currency gains and losses, are 17.5% and 14.5%, respectively. The gross and net MoIC for the euro currency investors are 1.4x and 1.3x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for EPEP II are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate.

42 Supplemental Performance Metrics Endnotes (cont’d) Strategic Initiatives 1. Realized value represents the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. The gross fund-level IRR would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility.

Weighted Average Shares

	Q3-21		Q3-20	
	Total Shares	Common Shares, As Adjusted[3]	Total Shares	Common Shares, As Adjusted[3]
Weighted average shares of Class A and non-voting common stock	168,931,621	168,931,621	143,466,209	143,466,209
Ares Operating Group Units exchangeable into shares of Class A common stock[1]	119,855,724	—	114,726,173	—
Dilutive effect of unvested restricted common units[2]	12,273,068	7,179,364	9,762,645	5,424,672
Dilutive effect of unexercised options[2]	5,317,468	3,110,554	4,893,709	2,719,219
Total Weighted Average Shares Used For Realized Income[4]	**306,377,881**	**179,221,539**	**272,848,736**	**151,610,100**

1. Represents units exchangeable for shares of Class A common stock on a one-for-one basis.
2. We apply the treasury stock method to determine the dilutive weighted-average common shares represented by our restricted units to be settled in shares of Class A common stock and options to acquire shares of Class A common stock. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding shares of Class A common stock, thus reducing the weighted-average number of shares and the dilutive effect of these awards.
3. Represents proportional dilutive impact based upon the weighted average percentage of Ares Operating Group owned by Ares Management Corporation (58.50% and 55.57% as of September 30, 2021 and 2020, respectively).
4. Excludes Class B common stock and Class C common stock as they are not entitled to any economic benefits of Ares in an event of dissolution, liquidation, or winding up of Ares.

43

ARES

44 Glossary ARCC Part II Fees ARCC Part II Fees refers to fees that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of ARCC Part II Fees paid in all prior years since inception. Ares Operating Group Entities Ares Operating Group Entities refers to, collectively, Ares Holdings, L.P. and any future entity designated by our board of directors in its sole discretion as an Ares Operating Group entity. Ares Operating Group Unit Ares Operating Group Unit or an “AOG Unit” refers to, collectively, a partnership unit in the Ares Operating Group entities including Ares Holdings and any future entity designated by our board of directors in its sole discretion as an Ares Operating Group entity. Assets Under Management Assets Under Management or “AUM” generally refers to the assets we manage. For our funds other than CLOs, our AUM represents the sum of the net asset value (“NAV”) of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). NAV refers to the fair value of the assets of a fund less the fair value of the liabilities of the fund. For the CLOs we manage, our AUM is equal to initial principal amounts adjusted for paydowns. AUM also includes the proceeds raised in the initial public offering of a special purpose acquisition company (“SPAC”) sponsored by us. AUM Not Yet Paying Fees AUM Not Yet Paying Fees (also referred to as “shadow AUM”) refers to AUM that is not currently paying fees and is eligible to earn management fees upon deployment. Available Capital Available Capital (also referred to as “dry powder”) is comprised of uncalled committed capital and undrawn amounts under credit facilities and may include AUM that may be canceled or not otherwise available to invest. Class B Membership Interests Class B Membership Interests refers to the interests that were retained by the former owners of Crestline Denali Capital LLC and represent the financial interests in the subordinated notes of the related CLOs. Consolidated Funds Consolidated Funds refers collectively to certain Ares funds, co-investment entities, CLOs and SPACs that are required under GAAP to be consolidated in our consolidated financial statements. Fee Paying AUM Fee Paying AUM or “FPAUM” refers to the AUM from which we directly earn management fees. FPAUM is equal to the sum of all the individual fee bases of our funds that directly contribute to our management fees. For our funds other than CLOs, our FPAUM represents the amount of limited partner capital commitments for certain closed-end funds within the reinvestment period, the amount of limited partner invested capital for the aforementioned closed-end funds beyond the reinvestment period and the portfolio value, gross asset value or NAV. For the CLOs we manage, our FPAUM is equal to the gross amount of aggregate collateral balance, at par, adjusted for defaulted or discounted collateral.

45 Glossary (cont’d) Fee Related Earnings Fee Related Earnings or “FRE”, a non-GAAP measure, is used to assess core operating performance by determining whether recurring revenue, primarily consisting of management fees, is sufficient to cover operating expenses and to generate profits. FRE differs from income before taxes computed in accordance with GAAP as it excludes performance income, performance related compensation, investment income from our Consolidated Funds and non-consolidated funds and certain other items that we believe are not indicative of our core operating performance. Gross Invested Capital Gross Invested Capital refers to the aggregate amount of capital invested by our funds during a given period, and includes investments made by our draw-down funds and perpetual capital vehicles (and affiliated funds) and new capital raised and invested by our open-ended managed accounts, sub-advised accounts and CLOs, but excludes capital that is reinvested (after receiving repayments of capital) by our open-ended managed accounts, sub-advised accounts and CLOs. Incentive Eligible AUM Incentive Eligible AUM or “IEAUM” generally refers to the AUM of our funds and other entities from which performance income may be generated, regardless of whether or not they are currently generating performance income. It generally represents the NAV plus uncalled equity or total assets plus uncalled debt, as applicable, of our funds for which we are entitled to receive performance income, excluding capital committed by us and our professionals (from which we generally do not earn performance income), as well as proceeds raised in the initial public offering of a SPAC sponsored by us. With respect to ARCC's AUM, only ARCC Part II Fees may be generated from IEAUM. Incentive Generating AUM Incentive Generating AUM or “IGAUM” refers to the AUM of our funds and other entities that are currently generating performance income on a realized or unrealized basis. It generally represents the NAV or total assets of our funds, as applicable, for which we are entitled to receive performance income, excluding capital committed by us and our professionals (from which we generally do not earn performance income). ARCC is only included in IGAUM when ARCC Part II Fees are being generated. Management Fees Management Fees refers to fees we earn for advisory services provided to our funds, which are generally based on a defined percentage of fair value of assets, total commitments, invested capital, net asset value, net investment income, total assets or par value of the investment portfolios managed by us. Management fees include Part I Fees, a quarterly fee based on the net investment income of certain funds, among others. Net Inflows of Capital Net Inflows of Capital refers to net new commitments during the period, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as new debt and equity issuances by our publicly traded vehicles minus redemptions from our open-ended funds, managed accounts and sub-advised accounts. Operations Management Group In addition to our operating segments, we have an Operations Management Group (the “OMG”) that consists of shared resource groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/finance, operations, information technology, strategy and relationship management, legal, compliance and human resources. The OMG’s expenses are not allocated to our reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. Our management uses this information to assess the performance of our reportable segments and OMG, and we believe that this information enhances the ability of shareholders to analyze our performance.

46 Glossary (cont’d) Our Funds Our Funds refers to the funds, alternative asset companies, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and an SEC-registered investment adviser. Part I Fees Part I Fees refers to a quarterly performance income on the net investment income of Ares Capital Corporation (NASDAQ: ARCC) (“ARCC”) and CION Ares Diversified Credit Fund (“CADC”). Such fees are classified as management fees as they are predictable and recurring in nature, not subject to contingent repayment and generally cash-settled each quarter, unless subject to a payment deferral. Performance Income Performance Income refers to income we earn based on the performance of a fund that is generally based on certain specific hurdle rates as defined in the fund’s investment management or partnership agreements and may be either an incentive fee or carried interest. Perpetual Capital Perpetual Capital refers to the AUM of (i) ARCC, Ares Commercial Real Estate Corporation (NYSE: ACRE) ("ACRE"), Ares Dynamic Credit Allocation Fund, Inc. (NYSE: ARDC) ("ARDC") and CADC, (ii) our non-traded REITs, (iii) Aspida Holdings Ltd. (together with its subsidiaries, "Aspida") and (iv) certain other commingled funds and managed accounts that have an indefinite term, are not in liquidation, and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Perpetual Capital - Commingled Funds refers to commingled funds that meet the Perpetual Capital criteria. Perpetual Capital - Managed Accounts refers to managed accounts for single investors primarily in illiquid strategies that meet the Perpetual Capital criteria. Perpetual Capital may be withdrawn by investors under certain conditions, including through an election to redeem an investor’s fund investment or to terminate the investment management agreement, which in certain cases may be terminated on 30 days’ prior written notice. In addition, the investment management or advisory agreements of certain of our publicly-traded and non-traded vehicles have one year terms, which are subject to annual renewal by such vehicles. Realized Income Realized Income or “RI”, a non-GAAP measure, is an operating metric used by management to evaluate performance of the business based on operating performance and the contribution of each of the business segments to that performance, while removing the fluctuations of unrealized income and losses, which may or may not be eventually realized at the levels presented and whose realizations depend more on future outcomes than current business operations. RI differs from income before taxes by excluding (a) operating results of our Consolidated Funds, (b) depreciation and amortization expense, (c) the effects of changes arising from corporate actions, (d) unrealized gains and losses related to performance income and investment performance and (e) certain other items that we believe are not indicative of our operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers, acquisitions and capital transactions, underwriting costs and expenses incurred in connection with corporate reorganization. Total Fee Revenue Total Fee Revenue refers to the total of segment management fees, other fees and realized net performance income.